Exhibit 99.1

AIRGATE PCS, INC. COMMENCES EXCHANGE OFFER
FOR OUTSTANDING DISCOUNT NOTES

Offer set to expire at 11:59 p.m., New York City time,
on Wednesday, February 11, 2004

65% of Note Holders Already Committed

Shareowners Meeting Set for February 12

ATLANTA (January 14, 2004) – AirGate PCS, Inc. (OTCBB:PCSA.OB), a PCS Affiliate of Sprint, today announced that it commenced a public exchange offer to exchange newly-issued shares of its common stock and newly-issued secured notes for all of its outstanding discount notes. AirGate had previously made a private offer, pursuant to a support agreement, to holders of approximately 65% in principal amount of its outstanding discount notes to exchange their discount notes for common stock and new secured notes, on terms and conditions substantially identical to those in the public exchange offer. These holders have agreed to tender their outstanding discount notes in a concurrent private exchange offer. Consummation of the public and private exchange offers would occur simultaneously.

Each holder of AirGate’s 13.5% Senior Subordinated Discount Notes due 2009 will receive, for each $1,000 of aggregate principal amount due at maturity that is tendered, 110.1384 shares of AirGate’s common stock (based on the current number of shares of common stock outstanding and subject to adjustment) and $533.33 in principal amount of AirGate’s new 9 3/8% Senior Subordinated Secured Notes due 2009. Completion of the exchange offers is subject to a number of conditions, including the receipt of valid tenders in the exchange offers from not less than 98% in aggregate principal amount of AirGate’s outstanding discount notes. This minimum tender condition may be waived with the consent of a majority of those holders of AirGate’s discount notes who have signed the support agreement, as amended.

AirGate also is soliciting holders of discount notes to consent to the adoption of certain amendments to the indenture under which AirGate’s outstanding discount notes were issued. These amendments will eliminate substantially all of the indenture’s restrictive covenants and will release all of the collateral securing it.

The exchange offers and related consent solicitations will each expire at 11:59 p.m., New York City time, on Wednesday, February 11, 2004, unless extended. The exchange offers and related consent solicitations are elements of AirGate’s previously announced recapitalization plan. As part of this recapitalization plan, AirGate is soliciting the approval of its shareowners to issue the shares of its common stock in the exchange offers and implement a 1 for 5 reverse split of its common stock, each of which is a condition to completion of the exchange offers. In addition, AirGate is soliciting the approval of its shareowners to increase the number of shares of common stock reserved and available for issuance under its long term incentive plan, amend its long term incentive plan and issue restricted stock units and stock options to certain of its executives, none of which is a condition to completion of the exchange offers.

Concurrent with these exchange offers, AirGate also is soliciting votes to accept or reject a prepackaged plan of reorganization, which will attempt to accomplish the recapitalization transactions through a bankruptcy proceeding on substantially the same terms as the out-of-court recapitalization plan. AirGate does not intend to file this prepackaged plan if the minimum tender and other conditions to its exchange offers are satisfied or waived.

A special meeting of AirGate shareowners has been set for Thursday, February 12, 2004, at 9:00 a.m. local time at SunTrust Plaza, 303 Peachtree St. N.E., Suite 5300, Atlanta, Georgia 30308. Shareowners of record on January 12, 2004, will be eligible to vote at the special meeting and will be asked to approve the matters described above.

Holders of discount notes may request additional copies of the Prospectus and Solicitation Statement and the related Letter of Transmittal and ballots by contacting Audrey Griswald at Bondholder Communications Group, the information agent, at (212) 809-2663.

About AirGate PCS

AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.2 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

# # #

AirGate has filed a Registration Statement on Form S-4 and a Proxy Statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). The terms and conditions of the exchange offer, and other important information, are contained in AirGate’s Prospectus and Solicitation Statement, dated January 14, 2004, which is included in the Registration Statement on Form S-4. As required by Rule 14a-12 under the Securities Exchange Act of 1934, we are providing the following information: AirGate and its directors and executive officers may be deemed to be participants in the solicitation of proxies from AirGate’s shareowners with respect to the transactions contemplated by the exchange offer. Information about AirGate’s directors and officers is included in AirGate’s Annual Report on Form 10-K filed with the SEC on December 16, 2003 and in the Company’s Proxy Statement for its Special Meeting of Shareowners filed with the SEC on January 14, 2004.

This announcement is not an offer to exchange, a solicitation of an offer to exchange or a solicitation of consent with respect to any discount notes. The public exchange offer and consent solicitation is being made solely by the Prospectus and Solicitation Statement. The foregoing shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of AirGate common stock or new secured notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The shares of AirGate common stock and the new secured notes to be issued in the private exchange offer will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Holders of the discount notes are urged to read the Registration Statement on Form S-4, including the Prospectus and Solicitation Statement relating to the exchange offer, and shareowners and investors are urged to read the Proxy Statement on Schedule 14A (and, in each case, any amendments thereto) because they contain important information. These documents and amendments to these documents have been or will be filed with the SEC. These and other documents that are filed with the SEC may be obtained at the SEC’s web site at www.sec.gov. You may also obtain each of these documents (when available) from us by directing your request to Investor Relations at (404) 525-7272.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management’s assumptions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Factors that could cause actual results to differ include: our ability to consummate the restructuring; the impact of a prepackaged or other plan of reorganization for AirGate; our dependence on the success of Sprint’s wireless business; the competitiveness and impact of Sprint wireless pricing plans and PCS products and services; intense competition in the wireless market and the unsettled nature of the wireless market; the potential to continue to experience a high rate of customer turnover; the ability of Sprint to provide back office billing, subscriber care and other services and the quality and costs of such services or, alternatively, our ability to outsource all or a portion of these services at acceptable costs and the quality of such services; subscriber credit quality; the ability to successfully leverage 3G products and services; inaccuracies in financial information provided by Sprint; new charges and fees, or increased charges and fees, imposed by Sprint; the impact and outcome of disputes with Sprint; our ability to predict future customer growth, as well as other key operating metrics; the impact of spending cuts on network quality, customer retention and customer growth; rates of penetration in the wireless industry; our significant level of indebtedness and debt covenant requirements; the impact and outcome of legal proceedings between other Sprint network partners and Sprint; the potential need for additional sources of capital and liquidity; risks related to our ability to compete with larger, more established businesses; anticipated future losses; rapid technological and market change; an adequate supply of subscriber equipment; the current economic slowdown; and the volatility of AirGate PCS’ stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS’ filings with the SEC, especially in the “risk factors” section of AirGate PCS’ Form 10-K for the fiscal year ended September 30, 2003 and Registration Statement on Form S-4 relating to the public exchange offer, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

3